<u>EXHIBIT D</u>

SUBSCRIPTION AND EXCHANGE AGREEMENT

SUBSCRIPTION AND EXCHANGE AGREEMENT

The undersigned is the holder of the number of shares of the Common Stock of Huale Acoustics Corporation, a Nevada corporation, indicated next to his/her/its signature below (the "Nevada Shares"). The undersigned shareholder desires to exchange the Nevada Shares that he/she/it owns for an equal number of Ordinary Shares of HUALE ACOUSTICS LIMITED, a Cayman Islands exempted company, (the "Cayman Shares") in order to change the domicile of Huale Acoustics Corporation ("Huale Nevada") from the State of Nevada to the Cayman Islands by means of the merger (the "Redomicile Merger") of Huale Nevada with and into HUALE ACOUSTICS LIMITED ("Huale Cayman") on the following terms and conditions:

1. The undersigned hereby subscribes for the Cayman Shares to be issued to the undersigned in connection with the Redomicile Merger, and acknowledges that in connection with the Redomicile Merger the Nevada Shares held by the undersigned shall automatically be deemed cancelled and no longer outstanding, and will represent only the right, upon delivery to Huale Cayman of all certificates for such shareholder's Nevada Shares, accompanied by duly executed stock powers, to receive certificates for the Cayman Shares, which will be duly and validly issued, fully paid and non-assessable.

2. The undersigned hereby represents and warrants to Huale Cayman that he/she/it is the sole record and beneficial holder of the Nevada Shares, free and clear of any and all liens, pledges, restrictions, options, rights of first refusal, encumbrances, charges, proxies, powers of attorney, agreements or claims of any kind whatsoever, (collectively "Liens"), and that the undersigned has the right and power to agree to the Redomicile Merger and the cancellation of his/her/its Nevada Shares in connection with that merger.

3. The undersigned acknowledges that he/she/it has been afforded access to all information which he/she/it has requested and/or deemed relevant to his/her/its decision to consent to the Redomicile Merger and thereby acquire the Cayman Shares, including but not limited to the Consent Solicitation Statement provided by Huale Nevada, and that neither Huale Nevada nor Huale Cayman nor anyone acting on their behalf has made any representation or warranty to the undersigned which has induced or persuaded the undersigned to subscribe for and acquire the Cayman Shares in connection with the Redomicile Merger.

4. The undersigned acknowledges that he/she/it has had a reasonable opportunity to ask questions of and receive answers from Huale Nevada concerning Huale Nevada, Huale Cayman, the Redomicile Merger, the merger agreement and plan of merger and the terms and conditions of the undersigned's proposed acquisition of the Cayman Shares, and all such questions, if any, have been answered to the full satisfaction of the undersigned.

5. The undersigned represents and warrants that he/she/it has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the undersigned consenting to the Redomicile Merger and receipt of the Cayman Shares, and he/she/it is and will be able to bear the economic risk of the investment in the Cayman Shares acquired by him/her/it as a result of the Redomicile Merger.

6. The undersigned understands that Huale Cayman has determined that the exemption from the registration provisions of the Securities Act provided by Regulation S with respect to non-U.S. purchasers is applicable to the offer and sale of the Cayman Shares, based, in part, upon the representations, warranties and agreements made by the undersigned herein.

7. The undersigned understands and acknowledges that: (A) the Cayman Shares to be acquired pursuant to this Subscription and Exchange Agreement have not been registered under the Securities Act and are being sold in reliance upon an exemption from registration afforded by Regulation S and that such shares have not been registered with any state securities commission or authority; (B) pursuant to the requirements of Regulation S, the Cayman Shares may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder; and (C) Huale Cayman is under no obligation to register the Cayman Shares under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

8. (A) The undersigned is not a "U.S. Person" as defined in Rule 902 of Regulation S promulgated under the Securities Act and is not acquiring the Cayman Shares for the account of any U.S. person; (B) if a corporation, it is not organized or incorporated under the laws of the United States; (C) if a corporation, no director or executive officer is a national or citizen of the United States; and (D) it is not otherwise deemed to be a "U.S. Person" within the meaning of Regulation S.

9. The undersigned, if not an individual, was not formed specifically for the purpose of acquiring the Cayman Shares purchased pursuant to this Subscription and Exchange Agreement.

10. The undersigned is purchasing the Cayman Shares for his/her/its own account and risk and not for the account or benefit of, directly or indirectly, a U.S. Person as defined in Regulation S and no other person has any interest in or participation in the Cayman Shares or any right, option, security interest, pledge or other interest in or to the Cayman Shares. The undersigned understands, acknowledges and agrees that he/she/it must bear the economic risk of his/her/its investment in the Cayman Shares for an indefinite period of time and that prior to any offer or sale of the Cayman Shares, Huale Cayman may require, as a condition to effecting a transfer of the shares, an opinion of counsel, acceptable to Huale Cayman, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

11. The undersigned will, after the expiration of the restricted period, as set forth under Rule 903 of Regulation S, offer, sell, pledge or otherwise transfer the Cayman Shares only in accordance with Regulation S, or pursuant to an available exemption under the Securities Act and, in any case, in accordance with applicable state securities laws. The transactions contemplated by this Subscription and Exchange Agreement have neither been pre-arranged with a purchaser who is in the United States or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

12. The offer leading to the exchange evidenced hereby was made in an "offshore transaction." For purposes of Regulation S, the undersigned understands that an "offshore

transaction" as defined under Regulation S is any offer or sale not made to a person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, on or through a physical trading floor of an established foreign exchange that is located outside the United States or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States.

13. Neither the undersigned nor any affiliate of the undersigned or any person acting on its behalf, has made or is aware of, and the undersigned covenants that it will not engage in, any "directed selling efforts" in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Cayman Shares being purchased hereby.

14. The undersigned understands that Huale Cayman is the seller of the Cayman Shares which are the subject of this Subscription and Exchange Agreement, and that, for purpose of Regulation S, a "distributor" is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. The undersigned agrees that he/she/it will not, during the restricted period set forth under Rule 903 of Regulation S, act as a distributor, either directly or through any affiliate, nor shall he/she/it sell, transfer, hypothecate or otherwise convey the Cayman Shares other than to a non-U.S. Person.

15. The undersigned is outside the United States when receiving and executing this Subscription and Exchange Agreement and the undersigned will be outside the United States when acquiring the Cayman Shares.

16. The undersigned acknowledges that the certificate for the Cayman Shares will bear a legend in substantially the following form:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN "OFFSHORE TRANSACTION" IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING

TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

17. The undersigned agrees that Huale Cayman may enter stop transfer instructions into its records that restrict the transfer of the Cayman Shares except in compliance with the terms of this agreement.

18. The undersigned represents that he/she/it has satisfied his/her/itself as to the full observance of the laws of his/her/its jurisdiction in connection with the invitation to subscribe for the Cayman Shares or any use of this Subscription and Exchange Agreement, including (i) the legal requirements of his/her/its jurisdiction for the purchase of the Cayman Shares; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Cayman Shares. The undersigned's subscription and payment for, and his/her/its continued beneficial ownership of the Cayman Shares, will not violate any applicable securities or other laws of the undersigned's jurisdiction.

19. The undersigned has full power and authority to execute and deliver this Subscription and Exchange Agreement and to perform the obligations of the undersigned hereunder and this Subscription and Exchange Agreement is a legally binding obligation of the undersigned in accordance with its terms

20. This agreement may be executed in two or more counterparts, all of which shall constitute one and the same agreement.

Number of Shares	Name of Shareholder	Signature	Date
112,500	CHUI DEREK SANG	/S/ CHUI DEREK SANG	4/22/19
125,000	HUANG SHAOWEN	/S/ HUANG SHAOWEN	4/22/19
125,000	WOO SHUK FONG	/S/ WOOSHUK FONG	4/22/19
125,000	HEUNG WING WAI	/S/ HEUNG WING WAI	4/22/19
112,500	CHEN YAN HONG	S/ CHEN YAN HONG	4/22/19
2,250,000	HUANG ZHICHENG	/s/ HUANG ZHICHENG	4/10/19
25,000	PENG SHUANGQUAN	/S/ PENG SHUANGQUAN	4/10/19
25,000	PAN HONGZHI	/S/ PAN HONGZHI	4/10/19
25,000	HUANG WEIXIANG	/S/ HUANG WEIXIANG	4/10/19
25,000	ZHANG DONG	/S/ ZHANG DONG	4/10/19
25,000	GUO XIAOHUA	/S/ GUO XIAOHUA	4/10/19
25,000	XU HANSONG	/S/ XU HANSONG	4/10/19
25,000	ZHAO YANXIA	/S/ ZHAO YANXIA	4/10/19
25,000	GUO YUFEN	/S/ GUO YUFEN	4/10/19
25,000	GUO YUHUA	/S/ GUO YUHUA	4/10/19
25,000	GUO QIONGYAN	/S/ GUO QIONGYAN	4/10/19
25,000	QIN DONGLI	/S/ QIN DONGLI	4/10/19
25,000	HU MEIQIN	/S/ HUMEIQIN	4/10/19
25,000	CHENG XIAOPING	/S/ CHEN XIAOPING	4/10/19
25,000	LI CHENGLIAN	/S/ LI CHENGLIAN	4/10/19
25,000	SUN CHANGHUA	/S/ SUN CHANGHUA	4/10/19
25,000	LAI LIUFANG	/S/ LI LIUFANG	4/10/19
25,000	YE ZHONGSONG	/S/ YE ZHONGSONG	4/10/19
25,000	SHAN LIQING	/S/ SHAN LIQING	4/10/19
25,000	CHEN XIAOWEN	CHEN XIAOWEN	4/10/19
25,000	QIN YUMEI	/S/ QIN YUMEI	4/10/19
25,000	CHENG JINCAI	/S/ CHENG JINCAI	4/10/19
25,000	XIAN QIONGREN	/S/ XIAN QIONGREN	4/10/19
25,000	LUO HUAZHEN	/S/ LUO HUAZHEN	4/10/19
25,000	ZHOU YONG	/S/ ZHOU YONG	4/10/19
25,000	HE GUIFANG	/S/ HE GUIFANG	4/10/19
25,000	CHEN JIAN	/S/ CHEN JIAN	4/10/19
25,000	LI DAYONG	/S/ LI DAYONG	4/10/19
25,000	TANG HUA	/S/ TANG HUA	4/10/19
25,000	LI QIYING	/S/ LI QIYING	4/10/19
25,000	YANG JINBO	/S/ YANG JINBO	4/10/19